EXHIBIT 99.1

[ANC Rental Corporation Logo]


FOR IMMEDIATE RELEASE                 MEDIA CONTACT: CHERYL BUDD
---------------------                                Senior Vice President
                                                     Corporate Communications
                                                     954-320-4025
                                                     buddc@ancrental.com

         ANC RENTAL CORPORATION ANNOUNCES PLAN TO REORGANIZE UNDER

                                CHAPTER 11

        -Filing will be transparent to Alamo and National customers-

     FORT LAUDERDALE, FL (NOVEMBER 13, 2001) - ANC Rental Corporation (Nasdaq: ANCX), the parent company of Alamo Rent A Car and National Car Rental, filed voluntary petitions today for reorganization under Chapter 11 of the U. S. Bankruptcy Code with the U. S. Bankruptcy Court in Wilmington, Delaware. The protection of Chapter 11 allows ANC to reorganize its business operations and finances. The company plans to use existing cash, revenue generated from normal business activities, and the benefits of relief opportunities provided by Chapter 11 to finance operations through this period. ANC's filing includes its U. S. operating subsidiaries, Alamo, National and Alamo Local Market, and several other domestic entities. It does not include its International or Canadian operations, or its independent National franchisees.

     The Chapter 11 filing will be seamless to customers, who will continue to receive superior service without interruption. All existing and future reservations will be honored as usual. Post-petition obligations to vendors will be paid promptly in the normal course of business. Employees will continue to receive full salary, health and welfare benefits.

     ANC Rental Corporation's Chairman and CEO Michael Egan explained, "The drastic decline in travel after September 11 has taken a tremendous toll on our business, and our current capital and expense structure cannot absorb the shortfall. As a result, we are seeking the protection and relief provided by Chapter 11 to allow us to continue serving customers while we stabilize the business. This filing is a positive and proactive step for ANC. It allows us to restructure our balance sheet, improve our operations and position ourselves for future profitability while continuing to serve customers with our traditional high level of service and quality."

     Mr. Egan also expressed his complete confidence in Mr. Larry Ramaekers who was elected president of the company and has had a wealth of experience in leading turn-around situations. Mr. Ramaekers said, "The company has two excellent brands, each serving a unique market. With the continued support of our talented workforce and loyal customers, we fully expect to regroup financially and strategically, and to emerge from these proceedings a stronger and more financially sound company. "

     In recent weeks, ANC has streamlined its employee workforce in both the field and home office, restructured its senior management and merged the Alamo and National sales force. The opportunities afforded ANC through Chapter 11 give the company the tools to accelerate other components of its current restructuring plan, to decrease its capital costs and to greatly reduce its other costs of operations.

     ANC Rental Corporation, headquartered in Fort Lauderdale, is one of the world's largest car rental companies with annual revenue of approximately $3.5 billion in 2000. ANC Rental Corporation, the parent company of Alamo and National, has more than 3,000 locations in 69 countries and employs approximately 19,000 associates worldwide.

     Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause the actual results to differ materially from management's projection, forecasts, estimates and expectations is contained in the Company's Form 10-K and other SEC filings.

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